UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

Cboe Global Markets, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street
Chicago, Illinois 60605
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 21, 2017, Cboe Exchange, Inc. (“CBOE”), a wholly owned subsidiary of Cboe Global Markets, Inc., entered into an Amendment (the "Amendment") that was Amendment No. 13 to the License Agreement (as amended, the “1994 Agreement”) by and between CBOE and S&P Dow Jones Indices, LLC, pursuant to which CBOE and its affiliates may list for trading of options on the S&P 500 Index, the S&P 100 Index and certain other S&P Indexes and Amendment No. 2 to the Amended and Restated License Agreement (as amended, the “2006 Agreement”) by and between CBOE and DJI Opco, LLC, pursuant to which CBOE and its affiliates may list for trading of options on the Dow Jones Industrial Average and certain other Dow Jones indexes (collectively, “DJ Indexes”).

The Amendment, among other items, (i) extends the term of the 2006 Agreement until December 31, 2033, (ii) provides for listing and trading of options on S&P Select Sector Indexes, (iii) establishes pricing for reduced size options on certain DJ Indexes, (iv) allows certain fees paid under the 1994 Agreement to be credited toward the minimum annual fee due under the 2006 Agreement and (v) includes certain modifications due to changes in foreign laws.

The foregoing summary is qualified in its entirety by the full text of the Amendment, copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 13 to 1994 Agreement and Amendment No. 2 to 2006 Agreement, dated as of December 21, 2017 (Filed herewith). +

+ Confidential treatment has been requested to portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cboe Global Markets, Inc.
(Registrant)

By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel and Corporate Secretary

Dated: December 22, 2017